Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
ConAgra Foods, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-42420, 333-87937, and 333-101851 on Form S-3 and Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891, 33-15815, 333-17573, 33-52330, 333-17549, 33-63061, and 33-37293 on Form S-8 of ConAgra Foods, Inc. of our report dated July 28, 2006, except for the effects of reclassifying the branded deli meats business to discontinued operations and the classification of the assets and liabilities of the oat milling business as held for sale, as described in Note 2 of the Notes to Consolidated Financial Statements, as to which the date is November 16, 2006 with respect to the consolidated balance sheet of ConAgra Foods, Inc. and subsidiaries as of May 28, 2006, the related consolidated statements of earnings, comprehensive income, common stockholders’ equity, and cash flows for the year ended May 28, 2006, which report appears in this Current Report on Form 8-K.

/s/ KPMG LLP

Omaha, Nebraska
November 16, 2006